UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

BRK, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54956

(Commission File Number)

26-2840468

(IRS Employer Identification No.)

411 Eastgate Rd., Suite A

Henderson, Nevada 89011

(Address of principal executive offices)(Zip Code)

(702) 572-8050

(Registrant’s telephone number, including area code)

3871 S. Valley View Blvd, Unit 70

Las Vegas, Nevada

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2017, Christopher Stramacchia, resigned as a director and Chief Technology Officer of BRK, Inc., Nevada corporation (the “Company”), both positions which he had held since August 17, 2016, as evidenced by his written consents to those offices on such dates.

Item 8.01 Other Events.

Revenue Assignment and Benefit Transfer Agreement; Services Agreement

On July 25, 2016, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, disclosing, among other things, that pursuant to the terms and conditions that certain Patent Assignment and Technology Transfer Agreement (the “Patent Assignment and Technology Transfer Agreement”), dated May 6, 2016, by and between BRK, Inc., a Nevada corporation (the “Company”) and iSee Automation Inc., a federal Canada corporation (“iSee Automation”), the Company purchased U.S. Patent Application No. 15/079,847, “Helmet System” (the “Patent”) and related technology for a helmet camera system, including intellectual property covered by the Patent. The Patent covers technology designed to wirelessly transmit video images from a small, mobile camera to live broadcast (the “Helmet Camera and Broadcast Technology”).

Pursuant to the terms and conditions of the Patent Assignment and Technology Transfer Agreement, the Company issued 5,000,000 shares of common stock to iSee Automation.

The U.S. U.S. Patent and Trademark Office subsequently published an Assignment of Abstract of Title, date record July 13, 2017, for conveyance of the Patent from iSee Automation Inc. to BRK, Inc.

In connection with the acquisition of the Patent, the Company also entered into that certain Revenue Assignment and Benefit Transfer Agreement, dated September 16, 2016, by and between the Company and iSee Automation (the “Revenue Assignment Agreement”). Under the Revenue Assignment Agreement, iSee Automation is obligated to “deliver to the Company any and all revenues obtained by iSee Automation based on the Helmet Camera patent application previously purchased by BRK from iSee Automation under the Patent Assignment and Technology Transfer Agreement via wire transfer or via direct delivery from customers.

Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Revenue Transfer Agreement, including but not limited to, the scope and duration of payment of royalties other interpretation-related issues.

On May 17, 2016, the Company entered into that certain Agreement for Services, dated May 17, 2017, by and among the Company, iSee Automation Inc. (Ontario), and Christopher Stramacchia. Pursuant to the terms and conditions of the Agreement for Services, “[a]ny patents derived from the research done jointly and severally by all the above named parties shall be the property of BRK, Inc.,” in consideration for the Company paying $10,000 to iSee Automation (Michigan), which $10,000 the Company paid to iSee Automation (Michigan) on or about May 17, 2016.

On or about February 27, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Agreement for Services. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Agreement for Services and plans to enforce its rights thereunder.

On or about February 28, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Revenue Assignment Agreement. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Revenue Assignment Agreement and plans to enforce its rights thereunder.

2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Patent Assignment and Technology Transfer Agreement, dated May 6, 2016, by and between BRK, Inc., and iSee Automation Inc.
10.2	Patent Assignment from iSee Automation, Inc. to BRK, Inc.
10.3	Revenue Assignment and Benefit Transfer Agreement, dated September 16, 2016, by and between BRK, Inc., and iSee Automation Inc.
10.4	Agreement for Services, dated May 17, 2017, by and among the Company, iSee Automation Inc. (Ontario), and Christopher Stramacchia.
10.5	Indemnification Agreement, dated August 17, 2016, by and between BRK, Inc. and Christopher Stramacchia.
17.1	Consent of Christopher Stramacchia, dated August 17, 2016, to being appointed Chief Technology Officer of BRK, Inc.
17.2	Consent of Christopher Stramacchia, dated August 17, 2016, to being appointed director of BRK, Inc.
17.3	Letter dated February 28, 2017, from Christopher Stramacchia to BRK, Inc.
99.1	U.S. Patent and Trademark Office Notice of Recordation of Assignment dated June 7, 2017.
99.2	Patent Assignment Cover Sheet, dated July 13, 2017, for conveyance of Patent Application from iSee Automation Inc. to BRK, Inc.
99.3	U.S. Patent and Trademark Office Assignment of Abstract of Title, date record July 13, 2017, for conveyance of Patent Application from iSee Automation Inc. to BRK, Inc.
99.4	Consent in Lieu of Special Meeting of the Board of Directors of BRK, Inc., dated August 17, 2016, appointing Christopher Stramacchia as Chief Technology Officer and a director of BRK, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRK, INC.

Date: March 9, 2017	By:	/s/ Brian Keasberry
	Name:	Brian Keasberry
	Title:	President

4